Filed pursuant to Rule 424(b)(7)
A filing fee of $148,832, calculated in accordance with
Rule 457(r), has been transmitted to the SEC in connection
with the offering of common stock pursuant to the registration statement
(File No. 333-132626) by means of this prospectus supplement.
A filing fee of $31,675 has previously been paid in connection with the Company’s prior Registration Statement No. 333-119412.
Pursuant to Rule 457(p), such unutilized filing fee is being applied to the filing fee payable in connection with the offering
of common stock pursuant to this prospectus supplement.

PROSPECTUS SUPPLEMENT
To prospectus dated March 22, 2006

BOSTON SCIENTIFIC CORPORATION

64,635,272 Shares

Common Stock

This prospectus supplement relates to the offer and sale of an aggregate of 64,635,272 shares of common stock of Boston Scientific Corporation by the selling stockholder listed under the heading “Selling Stockholder.”  We issued these shares on April  21, 2006, in a private transaction.

Our common stock is quoted on the New York Stock Exchange (“NYSE”) under the symbol “BSX.”  The last reported sales price of our common stock as reported on the NYSE on April 20, 2006 was $22.26 per share.

Except as described in “Use of Proceeds,” we will not receive any proceeds from the sale by the selling stockholder of shares of our common stock. See “Use of Proceeds” for further information.

The selling stockholder identified in this prospectus supplement or its successors, including its transferees, pledgees or donees or their successors, may offer the shares from time to time through public or private transactions at market prices prevailing at the time of sale, at a fixed or fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. The timing and amount of any sale are within the sole discretion of the selling stockholder, subject to certain restrictions.

Investment in our common stock involves risks. See “Risk Factors” beginning on page 22 of our Annual Report on Form 10-K for the year ended December 31, 2005 and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors which should be considered in an investment of the securities offered hereby.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is April 21, 2006.

Table of Contents

Page

PROSPECTUS   SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
SUMMARY	S-2
USE OF PROCEEDS	S-3
SELLING STOCKHOLDER	S-3
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS	S-5
PLAN OF DISTRIBUTION	S-8
WHERE YOU CAN FIND MORE INFORMATION	S-9

PROSPECTUS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	2
FORWARD-LOOKING STATEMENTS AND RISK FACTORS	3
BOSTON SCIENTIFIC CORPORATION	6
SELLING STOCKHOLDERS	7
USE OF PROCEEDS	8
RATIO OF EARNINGS TO FIXED CHARGES	8
DESCRIPTION OF DEBT SECURITIES	9
DESCRIPTION OF PREFERRED STOCK	19
DESCRIPTION OF DEPOSITARY SHARES	22
DESCRIPTION OF COMMON STOCK	26
DESCRIPTION OF WARRANTS	29
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS	30
PLAN OF DISTRIBUTION	31
LEGAL MATTERS	33
EXPERTS	33

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ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the selling stockholder has not, authorized any other person to provide you with other information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholder is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement and the information in the accompanying prospectus is accurate only as of the date on the first page of the accompanying prospectus. You should also assume that the information contained in any document incorporated by reference herein and in the accompanying prospectus is accurate only as of the date of such document. Our business, financial condition, results of operations and prospects may have changed since these dates.

The information incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these provisions. These forward-looking statements include, without limitation, statements about our market opportunity, strategies, competition, expected activities, expected profitability and investments as we pursue our business plan, and the adequacy of our available cash resources. These forward-looking statements are usually accompanied by words such as “believe,” “anticipate,” “plan,” “seek,” “expect,” “intend” and similar expressions. The forward-looking information is based on various factors and was derived using numerous assumptions.

Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those described in the sections entitled “Forward-Looking Statements” and  “Risk Factors” in our Annual Report for the fiscal year ended December 31, 2005 incorporated by reference herein, which we refer to as our 2005 Form 10-K, and elsewhere in this prospectus supplement and the accompanying prospectus (including any document that may be incorporated by reference herein or therein). These factors and other cautionary statements made or incorporated by reference in this prospectus supplement and the accompanying prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement and the accompanying prospectus (including the documents incorporated by reference herein and therein). The forward-looking statements contained or incorporated by reference in this prospectus supplement and the risk factors described in our 2005 Form 10-K incorporated by reference herein and in the accompanying prospectus (including the documents incorporated by reference herein and therein) represent our judgment as of the dates of this prospectus supplement, the accompanying prospectus, or the dates of the documents incorporated herein or therein, as the case may be. We caution readers not to place undue reliance on such statements. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

SUMMARY

The Offering

Selling Stockholder	Abbott Laboratories (“Abbott”).
Common stock offered by Abbott	64,635,272 shares (from time to time).
Use of Proceeds	Except as described in “Use of Proceeds,” we will not receive any proceeds from the sale of our common stock by Abbott. See “Use of Proceeds” for more information.
New York Stock Exchange Symbol	“BSX.”
Risk Factors

See “Risk Factors” beginning on page 22 of our 2005 Form 10-K and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of matters you should carefully consider before deciding to invest in our common stock.

The Abbott Transaction

In connection with our acquisition of Guidant Corporation (“Guidant”) consummated on April 21, 2006, Abbott purchased Guidant’s vascular intervention and endovascular solutions businesses for an initial payment of $4.1 billion in cash (the “Abbott transaction”), on April 21, 2006. Abbott also agreed to make certain milestone payments to Boston Scientific Corporation (“Boston Scientific”) totaling $500 million if certain regulatory approvals are obtained within ten years of the Abbott transaction closing, and to assume certain liabilities relating to the Guidant vascular and endovascular businesses. In addition, Abbott purchased the 64,635,272 shares of our common stock covered by this prospectus supplement (the “share purchase”). Furthermore, 18 months after April 21, 2006, Boston Scientific will issue to Abbott additional shares of Boston Scientific common stock having an aggregate value of up to $60 million (based on the average closing price of Boston Scientific common stock during the 20 consecutive trading day period ending five trading days prior to the date of issuance of those shares) to reimburse Abbott for the cost of borrowing $1.4 billion to purchase the shares of Boston Scientific common stock. On April 21, 2006, BSC International Holding, Limited, a wholly-owned subsidiary of Boston Scientific (“BIH”) issued a $900 million subordinated promissory note to the order of Abbott (the “Abbott loan”). The Abbott loan is unconditionally guaranteed by Boston Scientific. Interest will accrue on the Abbott loan at a rate of 4.00% per annum, payable semiannually, and the full principal amount will be payable on April 21, 2011. See “Use of Proceeds” for a description of certain reductions to amounts outstanding under the Abbott loan. The Abbott loan is prepayable at any time without penalty. If Boston Scientific fails to pay any principal or interest when due on the Abbott loan, on Boston Scientific’s principal credit agreement or then outstanding public indebtedness, any proceeds Boston Scientific receives or is entitled to receive with respect to the milestone payments referenced above will be applied, by set-off or recoupment, to prepay any amounts then outstanding under the Abbott loan.

For further information regarding the Abbott transaction, see our 2005 Form 10-K, which includes as exhibits thereto, copies of certain transaction documents relating to the Abbott transaction, and other information included or incorporated by reference in this prospectus supplement and accompanying prospectus.

Boston Scientific Corporation
One Boston Scientific Place
Natick, Massachusetts  01760-1537
Attention:  Investor Relations MS-C2
Telephone:  (508) 650-8555
email:  Investor_Relations@bsci.com

USE OF PROCEEDS

Except as described below, we will not receive any of the proceeds from the sale of shares offered by the selling stockholder. If at any time during the term of the Abbott loan, Abbott or any of its affiliates sells any shares of our common stock acquired in the share purchase for greater than 110% of the purchase price paid by Abbott for such shares, a portion of the net proceeds from the sale will reduce the outstanding amounts under the Abbott loan as follows:

•       if the net proceeds from any sale are greater than 110% but equal to or less than 120% of the purchase price paid by Abbott for such shares, the portion of the net proceeds in excess of 110% of the purchase price paid by Abbott for such shares (less any taxes imposed on Abbott on or with respect to gain on the net proceeds in excess of 110% or the purchase price, if any) will reduce the outstanding amounts under the Abbott loan; or

•       if the net proceeds from any sale are greater than 120% of the purchase price paid by Abbott for those shares, the entire portion of net proceeds in excess of 110% but less than or equal to 120% of the purchase price paid by Abbott for such shares (less any taxes imposed on Abbott on or with respect to gain on the net proceeds in excess of 110% or the purchase price, if any) will reduce outstanding amounts under the Abbott loan, and 50% of the portion of net proceeds greater than 120% of the purchase price paid by Abbott for such shares (less any taxes imposed on Abbott on or with respect to gain on the net proceeds in excess of 120% or the purchase price, if any) will reduce the outstanding amounts under the Abbott loan.

For further information regarding the Abbott loan, see our 2005 Form 10-K, which includes as exhibits thereto, copies of certain transaction documents relating to the Abbott transaction, and other information included or incorporated by reference in this prospectus supplement and accompanying prospectus.

SELLING STOCKHOLDER

The following table shows information regarding ownership of the shares of common stock held by the selling stockholder as of  April 21, 2006. The selling stockholder or its successors, including its transferees, pledgees or donees or their successors, may at any time and from time to time offer and sell pursuant to this prospectus supplement any or all of the common stock shown below under the column “Number of Shares of Common Stock Offered Hereby” in any type of transaction as more fully described in “Plan of Distribution” in this prospectus supplement and the accompanying prospectus. We issued these shares on April 21, 2006, in a private transaction. See “Summary—The Abbott Transaction” for further details.

Name	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Class(2)	Number of Shares of Common Stock Offered Hereby	Number of Shares of Common Stock to be Owned After Completion of this Offering(1)(3)	Percent of Class
Abbott Laboratories	64,654,327	4.42%	64,635,272	19,055	*

*                    Represents less than one percent of common stock.

(1)          Includes 19,055 shares of our common stock owned by the Abbott Puerto Rico Retirement Trust, a trust maintained in connection with the Abbott Puerto Rico Retirement Plan, a defined benefit pension plan. Abbott officers are fiduciaries of the trust. As such, they have voting and investment power with respect to the trust’s shares. Abbott disclaims beneficial ownership with respect to these shares.

(2)          Based on 821,817,177 shares of our common stock outstanding as of March 31, 2006 and including 577,209,721 shares of our common stock issued in connection with our acquisition of Guidant and 64,635,272 shares of our common stock issued in connection with the Abbott transaction.

(3)          Assumes that all shares of our common stock held by Abbott offered by this prospectus supplement are sold and that no additional shares are acquired.

The selling stockholder has agreed not to sell any of the shares of our common stock acquired in the share purchase for six months following April 21, 2006 unless the average price per share of our common stock over any consecutive 20-day trading period exceeds $30.00. In addition, during the 18-month period following April 21, 2006, the selling stockholder has agreed generally not, in any one month period, to sell more than 8.33% of the shares of our common stock acquired by the selling stockholder in the share purchase.

Subject to the selling restrictions described above, the selling stockholder has also agreed to transfer all of the shares of our common stock (including the additional shares to be issued to the selling stockholder as reimbursement for the cost of borrowing $1.4 billion to purchase the shares of Boston Scientific common stock, as described under “Summary—The Abbott Transaction” above) to an unaffiliated third party no later than 30 months following April 21, 2006.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

Subject to the limitations set forth below, the following is a discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock applicable to “Non-U.S. Holders.”  As used herein, a Non-U.S. Holder means a beneficial owner of our common stock that is not a U.S. person or a partnership for U.S. federal income tax purposes, and that will hold shares of our common stock as capital assets (i.e., generally, for investment). For U.S. federal income tax purposes, a U.S. person includes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other business entity treated as a corporation) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is includible in gross income regardless of source; or

•        a trust that (A) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons, or (B) otherwise has elected to be treated as a U.S. domestic trust.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Persons who are partners in partnerships holding shares of our common stock should consult their tax advisors.

This discussion does not consider specific facts and circumstances that may be relevant to a particular Non-U.S. Holder’s tax position and does not consider U.S. state and local or non-U.S. tax consequences. It also does not consider Non-U.S. Holders subject to special tax treatment under the U.S. federal income tax laws (including partnerships or other pass-through entities, banks and insurance companies, dealers in securities, holders of our common stock held as part of a “straddle,” “hedge,” “conversion transaction” or other risk-reduction transaction, controlled foreign corporations, passive foreign investment companies, companies that accumulate earnings to avoid U.S. federal income tax, foreign tax-exempt organizations, former U.S. citizens or residents and persons who hold or receive common stock as compensation). This discussion is based on provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury regulations, administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly on a retroactive basis, and different interpretations. The authorities on which this discussion is based are subject to various interpretations, and any views expressed within this discussion are not binding on the IRS or the courts. No assurance can be given that the IRS or the courts will agree with the tax consequences described in this prospectus.

This discussion is included herein as general information only. Each prospective Non-U.S. Holder is urged to consult its tax advisor with respect to the U.S. federal, state, local and non-U.S. income, estate and other tax consequences of holding and disposing of our common stock.

U.S. Trade or Business Income

For purposes of this discussion, dividend income and gain on the sale or other taxable disposition of our common stock will be considered to be “U.S. trade or business income” if such income or gain is (i) effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States and (ii) in the case of a Non-U.S. Holder that is eligible for the benefits of an income tax treaty with the United States, attributable to a permanent establishment (or, for an individual, a fixed base) maintained by the Non-U.S. Holder in the United States. Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided the Non-U.S. Holder complies with applicable IRS certification and disclosure requirements); instead, U.S. trade or business income is subject to U.S. federal income tax on a net income basis at regular U.S. federal income tax rates in the same manner as a U.S. person. Any U.S. trade or business income received by a Non-U.S. Holder that is a corporation also may be subject to a “branch profits tax” at a 30% rate, or at a lower rate prescribed by an applicable income tax treaty, under specific circumstances.

Dividends

If we make a distribution of cash or property on our common stock, any such distributions of cash or property that we pay on our common stock will be taxable as dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). A Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our common stock. If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the Non-U.S. Holder’s tax basis in our common stock, and thereafter will be treated as capital gain. In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN (or appropriate substitute or successor form) certifying its entitlement to benefits under the treaty. A Non-U.S. Holder of our common stock that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. A Non-U.S. Holder should consult its own tax advisor regarding its possible entitlement to benefits under an income tax treaty.

The U.S. federal withholding tax does not apply to dividends that are U.S. trade or business income, as defined above, of a Non-U.S. Holder who provides a properly executed IRS Form W-8ECI (or appropriate substitute or successor form), certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Dispositions of Our Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale or other disposition of our common stock unless:

1.                the gain is U.S. trade or business income, as defined above;

2.                the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and meets certain other conditions; or

3.                we are or have been a “U.S. real property holding corporation,” or USRPHC, under Section 897 of the Code at any time during the shorter of the five-year period ending on the date of disposition and the Non-U.S. Holder’s holding period for our common stock.

In general, a corporation is a USRPHC if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide (domestic and foreign) real property interests and its other assets used or held for use in a trade or business. For this purpose, real property interests include land, improvements and associated personal property. We believe that we currently are not a USRPHC. In addition, based on our financial statements and current expectations regarding the value and nature of our assets and other relevant data, we do not anticipate becoming a USRPHC. If we become a USRPHC, a Non-U.S. Holder nevertheless will not be subject to U.S. federal income tax if our common stock is regularly traded on an established securities market, within the meaning of applicable Treasury regulations, and the Non-U.S. Holder does not hold more than five percent of our outstanding common stock, directly or indirectly, during the five-year testing period for USRPHC status identified above.

U.S. Federal Estate Tax

Shares of our common stock owned or treated as owned by an individual who is a Non-U.S. Holder at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding Requirements

We must annually report to the IRS and to each Non-U.S. Holder any dividends that we pay and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Under certain circumstances, the Code imposes a backup withholding obligation (currently at a rate of 28%) on certain reportable payments. Dividends paid to a Non-U.S. Holder of our common stock generally will be exempt from backup withholding if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN (or appropriate substitute or successor form) or otherwise establishes an exemption.

The payment of the proceeds from the disposition of common stock to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of common stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States, referred to as a U.S. related person. In the case of the payment of the proceeds from the disposition of our common stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury regulations require information reporting (but not the backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no actual knowledge or reason to know to the contrary or the owner otherwise establishes an exemption. Non-U.S. Holders should consult their own tax advisors on the application of information reporting and backup withholding to them in their particular circumstances (including upon their disposition of our common stock).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder may be allowed as a refund or credit against the Non-U.S. Holder’s U.S. federal income tax liability, if any, if the Non-U.S. Holder timely provides the required information to the IRS.

PLAN OF DISTRIBUTION

All of the shares of our common stock offered hereby may be sold from time to time by the selling stockholder or by its successors, including its transferees, pledgees or donees or their successors. The selling stockholder may sell shares of our common stock, in any one or more of the following ways from time to time:  (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by the selling stockholder to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The selling stockholder and any dealers or agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Additionally, because the selling stockholder may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling stockholder may be subject to the prospectus delivery requirements of the Securities Act.

If a dealer is utilized in the sale of the shares of securities in respect of which this prospectus supplement is delivered, the selling stockholder will sell shares of our common stock to the dealer, as principal. The dealer may then resell such shares to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the shares so offered and sold. In addition, the selling stockholder may sell shares of our common stock in ordinary brokerage transactions or in transactions in which a broker solicits purchases.

The selling stockholder may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions.

In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed broker-dealers.

We will pay the expenses incident to the filing of this registration statement, which are estimated to be $50,000. These expenses include our legal fees in connection with the preparation of this prospectus supplement and other fees in connection with the qualification of the sale of the shares under the laws of certain states (if any), registration and filing fees and other expenses. We have also agreed to indemnify the selling stockholder against certain liabilities under the Securities Act, or to contribute to payments that the selling stockholder may be required to make in that respect. The selling stockholder has acknowledged that it understands its obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

For further information (including additional methods of distribution) in connection with the plan of distribution of the shares of our common stock by the selling stockholder, see also the “Plan of Distribution” in the accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be read and copied at the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a web site at http://www.sec.gov that contains our SEC filings. In addition, reports, proxy statements and other information concerning us may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We are “incorporating by reference” into this prospectus supplement specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offerings of all of the securities covered by this prospectus supplement has been completed. This prospectus supplement is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus supplement the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•       our Annual Report on Form 10-K for the year ended December 31, 2005;

•       the description of our common stock set forth in our registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on April 3, 1992, and any amendment or report filed for the purpose of updating this information; and

•       our Current Reports on Form 8-K filed with the SEC on January 10, 2006; January 13, 2006; January 17, 2006; January 25, 2006; January 27, 2006; March 3, 2006; March 8, 2006; March 17, 2006; March 20, 2006; March 31, 2006, April 7, 2006, April 11, 2006 and April 20, 2006.

You may also request a copy of these filings, at no cost, by writing or telephoning our investor relations department at the following address:

Boston Scientific Corporation
One Boston Scientific Place
Natick, Massachusetts  01760-1537
Attention:  Investor Relations MS-C2
Telephone:  (508) 650-8555
email:  Investor_Relations@bsci.com

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

PROSPECTUS

BOSTON SCIENTIFIC CORPORATION

Senior Debt Securities
Subordinated Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units

The securities covered by this prospectus may be sold from time to time by Boston Scientific Corporation. In addition, selling stockholders to be named in a prospectus supplement may offer and sell from time to time, a number of shares of our common stock in such amounts as set forth in a prospectus supplement. We may, and any selling stockholder may, offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling stockholders.

When we offer securities we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities before you decide to invest in any of these securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Our common stock is traded on the New York Stock Exchange under the symbol “BSX.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution.”  If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

The date of this prospectus is March 22, 2006.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer and the shares of our common stock that a selling stockholder may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of these securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

In this prospectus we use the terms “Boston Scientific Corporation,” the “Company,” “we,” “us,” and “our” to refer to Boston Scientific Corporation and our consolidated subsidiaries. References to “securities” includes any security that we might sell under this prospectus or any prospectus supplement. References to “$” and “dollars” are to United States dollars.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act, we may add to and offer additional securities including secondary securities by filing a prospectus supplement with the SEC at the time of the offer.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since then.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be read and copied at the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a web site at http://www.sec.gov that contains our SEC filings. In addition, reports, proxy statements and other information concerning us may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offerings of all of the securities covered by a particular prospectus supplement has been completed. This prospectus is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•  our Annual Report on Form 10-K for the year ended December 31, 2005;

•  the description of our common stock set forth in our registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on April 3, 1992, and any amendment or report filed for the purpose of updating this information; and

•  our Current Reports on Form 8-K filed with the SEC on January 10, 2006; January 13, 2006; January 17, 2006; January 25, 2006; January 27, 2006; March 3, 2006; March 8, 2006; March 17, 2006; and March 20, 2006.

You may also request a copy of these filings, at no cost, by writing or telephoning our investor relations department at the following address:

Boston Scientific Corporation
One Boston Scientific Place
Natick, Massachusetts  01760-1537
Attention:  Investor Relations MS-C2
Telephone:  (508) 650-8555
email:  Investor_Relations@bsci.com

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

FORWARD-LOOKING STATEMENTS AND RISK FACTORS

This prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these provisions. These forward-looking statements include, without limitation, statements about our market opportunity, strategies, competition, expected activities, expected profitability and investments as we pursue our business plan, and the adequacy of our available cash resources. These forward-looking statements are usually accompanied by words such as “believe,” “anticipate,” “plan,” “seek,” “expect,” “intend” and similar expressions. The forward-looking information is based on various factors and was derived using numerous assumptions.

Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth below, the risk factors described in the section entitled “Risk Factors” in our Annual Report for the fiscal year ended December 31, 2005 incorporated by reference herein, which we refer to as our 2005 Form 10-K, and elsewhere in this prospectus and any accompanying prospectus supplement (including any document that may be incorporated by reference herein or therein). The factors set forth below and other cautionary statements made in this prospectus and any accompanying prospectus supplement should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus and any accompanying prospectus supplement (including the documents incorporated by reference herein and therein). The forward-looking statements contained in this prospectus and the risk factors described in our 2005 Form 10-K incorporated by reference herein and in any accompanying prospectus supplement (including the documents incorporated by reference herein and therein) represent our judgment as of the dates of this prospectus, any accompanying prospectus supplement, or the dates of the documents incorporated herein or therein, as the case may be. We caution readers not to place undue reliance on such statements. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Examples of forward-looking statements discussed in this prospectus and any accompanying prospectus supplement (including the documents incorporated by reference herein and therein) include, but are not limited to, statements with respect to, and our performance may be affected by:

CORONARY STENTS

•  Volatility in the coronary stent market, competitive offerings and the timing of receipt of regulatory approvals to market existing and anticipated drug-eluting stent technology and other coronary and peripheral stent platforms;

•  Our ability to launch our TAXUS® Express2™ coronary stent system in Japan during the first half of 2007, and to launch our next-generation drug-eluting stent system, the TAXUS® Liberté™ coronary stent system, in the U.S. during the second half of 2006 and to maintain or expand our worldwide market leadership positions through reinvestment in our drug-eluting stent program;

•  The continued availability of our TAXUS stent system in sufficient quantities and mix, our ability to prevent disruptions to our TAXUS stent system manufacturing processes and to maintain or replenish inventory levels consistent with forecasted demand around the world as we transition to next-generation stent products;

•  The impact of new drug-eluting stents on the size of the coronary stent market, distribution of share within the coronary stent market in the U.S. and around the world, the average number of stents used per procedure and average selling prices;

•  The overall performance of and continued physician confidence in our and other drug-eluting stents and the results of drug-eluting stent clinical trials undertaken by us, our competitors or other third parties;

•  Continued growth in the rate of physician adoption of drug-eluting stent technology in our Europe and Inter-Continental markets;

•  Our ability to take advantage of our position as one of two early entrants in the U.S. drug-eluting stent market, to anticipate competitor products as they enter the market and to respond to the challenges presented as additional competitors enter the U.S. drug-eluting stent market; and

•  Our ability to manage inventory levels, accounts receivable, gross margins and operating expenses relating to our TAXUS stent system and other product franchises and to react effectively to worldwide economic and political conditions.

LITIGATION AND REGULATORY COMPLIANCE

•  The effect of litigation, risk management practices, including self-insurance, and compliance activities on our loss contingency, legal provision and cash flow;

•  The impact of stockholder derivative and class action, patent, product liability and other litigation; and

•  Any conditions imposed in resolving, or any inability to resolve, outstanding warning letters or other FDA matters, as well as risks generally associated with regulatory compliance, quality systems standards and complaint-handling.

INNOVATION

•  Our ability successfully to complete planned clinical trials, to obtain regulatory approvals and to develop and launch products on a timely basis within cost estimates, including the successful completion of in-process projects from purchased research and development;

•  Our ability to manage research and development and other operating expenses consistent with our expected revenue growth over the next twelve months;

•  Our ability to fund and achieve benefits from our focus on internal research and development and external alliances as well as our ability to capitalize on opportunities across our businesses;

•  Our ability to develop products and technologies successfully in addition to our TAXUS coronary stent technology;

•  Our failure to succeed at, or our decision to discontinue, any of our growth initiatives;

•  Our ability to integrate the acquisitions and other strategic alliances we have consummated;

•  Our decision to exercise options to purchase certain companies party to our strategic alliances and our ability to fund with cash or common stock these and other acquisitions; and

•  The timing, size and nature of strategic initiatives, market opportunities and research and development platforms available to us and the ultimate cost and success of these initiatives.

INTERNATIONAL MARKETS

•  Increasing dependence on international sales to achieve growth;

•  Risks associated with international operations including compliance with local legal and regulatory requirements; and

•  The potential effect of foreign currency fluctuations and interest rate fluctuations on our revenues, expenses and resulting margins.

LIQUIDITY

•  Our ability to generate sufficient cash flow to fund operations and capital expenditures, as well as our strategic investments over the next twelve months and to maintain borrowing flexibility beyond the next twelve months;

•  Our ability to access the public capital markets and to issue debt or equity securities on terms reasonably acceptable to us;

•  Our ability to achieve a 23 percent effective tax rate, excluding certain charges, during 2006 and to recover substantially all of our deferred tax assets; and

•  Our ability to align expenses with future expected revenue levels and reallocate resources to support our future growth.

OTHER

•  Risks associated with significant changes made or to be made to our organizational structure or to the membership of our executive committee; and

•  Risks associated with our proposed acquisition of Guidant Corporation, including, among other things, the indebtedness we will incur and the integration challenges we will face after consummation of the acquisition.

Several important factors, in addition to the specific factors discussed in connection with each forward-looking statement individually and the risk factors set forth in our 2005 Form 10-K could affect our future results and growth rates and could cause those results and rates to differ materially from those expressed in the forward-looking statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. These additional factors include, among other things, future economic, competitive, reimbursement and regulatory conditions, new product introductions, demographic trends, intellectual property, financial market conditions, and future business decisions made by us and our competitors, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Therefore, we wish to caution each reader of this prospectus and any accompanying prospectus supplement to consider carefully these factors as well as the specific factors discussed with each forward-looking statement in this prospectus and the risk factors set forth in our 2005 Form 10-K and any accompanying prospectus supplement and the documents incorporated by reference herein, therein and as disclosed in our filings with the SEC. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this prospectus and any accompanying prospectus supplement.

BOSTON SCIENTIFIC CORPORATION

BUSINESS

We are a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties, including interventional cardiology, peripheral interventions, vascular surgery, electrophysiology, neurovascular intervention, oncology, endoscopy, urology, gynecology and neuromodulation. Since we were formed in 1979, we have advanced the practice of less-invasive medicine by helping physicians and other medical professionals improve their patients’ quality of life by providing alternatives to surgery and other medical procedures that are typically traumatic to the body. Our products are generally inserted into the human body through natural openings or small incisions in the skin and can be guided to most areas of the anatomy to diagnose and treat a wide range of medical problems. We recorded net sales of approximately $6.3 billion in 2005.

Our products are principally offered for sale by three dedicated business groups—Cardiovascular, Endosurgery and Neuromodulation. Our Cardiovascular organization focuses on products and technologies for use in interventional cardiology, peripheral interventions, vascular surgery, electrophysiology and neurovascular procedures. Our Endosurgery organization focuses on products and technologies for use in oncology, endoscopy, urology and gynecology procedures. We entered the Neuromodulation market through our acquisition of Advanced Bionics Corporation in 2004. This organization currently focuses on the treatment of auditory disorders and chronic pain. During 2005, approximately 78 percent of our net sales were derived from our Cardiovascular business group, approximately 20 percent from our Endosurgery business group and approximately 2 percent from our Neuromodulation business group.

Internationally, we operate through three business units divided among the geographic regions of Europe, Japan and Inter-Continental. Maintaining and expanding our international presence is an important component of our long-term growth plan. Through our international presence, we seek to increase net sales and market share, leverage relationships with leading physicians and their clinical research programs, accelerate the time to bring new products to market and gain access to worldwide technological developments that may be implemented across our product lines. In 2005, we moved functional positions from a regional to a country level in Europe to better address the local business needs. We also created a single cross-functional organization for our international business to improve coordination among, and leverage the resources within, Europe and Inter-Continental. Sales outside of the United States accounted for approximately 39 percent of our net sales in 2005.

Our principal executive offices are located at One Boston Scientific Place, Natick, MA 01760-1537. Our telephone number is (508) 650-8000. Our website is located at www.bostonscientific.com. Information contained on our website is not incorporated in this prospectus or any accompanying prospectus supplement (or any document incorporated by reference herein or therein).

SELLING STOCKHOLDERS

We may register shares of common stock covered by this prospectus for re-offers and resales by any selling stockholders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of shares of our common stock by any selling stockholders by filing a prospectus supplement with the SEC. We may register these shares to permit selling stockholders to resell their shares when they deem appropriate. A selling stockholder may resell all, a portion or none of their shares at any time and from time to time. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders. We will provide you with a prospectus supplement naming the selling stockholder, the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by a selling stockholder.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include, without limitation, repurchases or redemptions of our outstanding debt securities or other reductions of our outstanding borrowings, working capital, business acquisitions or other strategic alliances, investments in or loans to subsidiaries, capital expenditures or for such other purposes as may be specified in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our common stock by any selling stockholder to be named in a prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges on a consolidated basis for the periods indicated were as follows (unaudited):

	Year Ended December 31,
	2005	2004	2003	2002	2001
	(Dollars in millions)
Fixed charges:
Interest expense and amortization of debt issuance costs	$90	$64	$46	$43	$59
Interest portion of rental expense	13	10	10	11	12
Total fixed charges	$103	$74	$56	$54	$71
Earnings:
Income before income taxes	$891	$1,494	$643	$549	$44
Fixed charges per above	103	74	56	54	71
Equity in losses (earnings) of equity investees	9	3	—	—	(13)
Total earnings, as adjusted	$1,003	$1,571	$699	$603	$102
Ratio of earnings to fixed charges	9.74	21.23	12.48	11.17	1.44

The calculation above relates to the $1,850 million of registered debt securities that the Company had outstanding at December 31, 2005. The ratios above should be read in conjunction with our consolidated financial statements, including the notes thereto, included in our 2005 Form 10-K, which is incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES

This section contains a description of the general terms and provisions of the debt securities to which any prospectus supplement may relate. Particular terms of the debt securities offered by any prospectus supplement and the extent to which these general provisions may apply to any series of debt securities will be described in the relevant prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture covering the debt securities, as described below, including definitions of some terms used in the indenture. You should review the indenture that is filed as an exhibit to the registration statement of which this prospectus forms a part for additional information.

We may issue debt securities from time to time in one or more series. Senior debt securities and/or subordinated debt securities may be issued under an indenture, as amended or supplemented from time to time, between us and JPMorgan Chase Bank, N.A., as trustee. Any modifications to the terms applicable to any debt securities will be described in the relevant prospectus supplement. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

General

The debt securities will be our unsecured obligations. The indebtedness represented by (i) senior unsecured debt securities will rank on a parity with all of our other unsecured and unsubordinated indebtedness and (ii) subordinated debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of our senior indebtedness. Unsecured debt securities will be effectively junior to any existing or future secured debt, and all of our debt securities will be effectively junior to any existing and future liabilities of our subsidiaries. See “—Subordination.”

The indenture will provide for the issuance by us from time to time of debt securities in one or more series. The indenture will set forth the specific terms of any series of debt securities or provide that such terms shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to that series.

You should refer to the prospectus supplement relating to the particular series of debt securities for a description of the following terms of the debt securities offered thereby and by this prospectus:

•  the form and title of those debt securities, and whether they are senior debt securities or subordinated debt securities;

•  any limit on the aggregate principal amount of that series of debt securities;

•  the date or dates on which the principal of the debt securities is payable;

•  the rate or rates, if any, at which the debt securities will bear interest, the date or dates from which that interest will accrue, the interest payment dates on which that interest will be payable, our right, if any, to defer or extend an interest payment date and the regular record date, if any, for interest payable on any registered security on any interest payment date, or the method by which any of the foregoing will be determined, and the basis upon which interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

•  the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of, premium, if any, on and interest, if any, on the debt securities will be payable, where any registered securities of the series may be surrendered for registration of transfer, where the debt securities may be surrendered for exchange, where the debt securities that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable and, if different than the location specified in the indenture, the place or places where notices or demands to or upon us in respect of the debt securities and the indenture may be served;

•  the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or the option of a Holder (as defined in the indenture), if we or a Holder is to have that option;

•  our obligation or right, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a Holder, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•  if other than as expressed in the indenture, the denomination or denominations in which any registered securities or bearer securities of that series will be issuable;

•  if other than the trustee, the identity of each security registrar and/or paying agent;

•  if other than the principal amount thereof, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity thereof under the indenture, or the method by which that portion will be determined;

•  if other than United States dollars, the currency or currencies in which payment of principal of, or premium, if any, on or interest, if any, on the debt securities will be payable or in which the debt securities will be denominated;

•  whether payments on the debt securities may be determined with reference to an index, formula or other method and the manner in which those payments will be determined;

•  whether the principal of, or premium, if any, on or interest, if any, on the debt securities are to be payable, at our election or the election of a Holder thereof, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which (including the election date) and the terms and conditions upon which this election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities are to be so payable, in each case in accordance with, in addition to or in lieu of any of the provisions of the indenture;

•  the designation of the initial Exchange Rate Agent (as defined in the indenture), if any, or any depositaries;

•  the applicability, if any, of the defeasance or covenant defeasance provisions, and any modifications to the related provisions of the indenture;

•  provisions, if any, granting special rights to Holders of debt securities upon the occurrence of specified events;

•  any changes to the events of default or covenants specified in the indenture with respect to the debt securities;

•  whether the debt securities are to be issuable as registered securities or bearer securities and the related terms and conditions;

•  the date as of which any bearer securities and any temporary global security will be dated if other than the date of original issuance of the first debt security of the series;

•  the person to whom any interest in any registered security of the series will be payable (if other than the person in whose name that debt security is registered at the close of business on the regular record date for that interest), the manner in which, or the person to whom, any interest on any bearer security will be payable (if other than upon presentation and surrender of the coupons appertaining thereto as they severally mature) and the extent to which, or the manner in which, any interest payable on a temporary global security on an interest payment date will be paid if other than in the manner provided in the indenture;

•  if the debt securities are to be issuable in definitive form and any related conditions;

•  if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for those debt securities to be authenticated and delivered;

•  whether, under what circumstances and the currency or currencies in which we will pay Additional Amounts (as defined in the indenture) to any Holder who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem those debt securities rather than pay the Additional Amounts;

•  the terms and conditions upon which the debt securities may be convertible or exchangeable;

•  whether the debt securities are subject to subordination and the terms of that subordination; and

•  any other terms, conditions, rights and preferences relating to the debt securities.

With respect to debt securities of any series denominated in United States dollars, the registered securities of that series, other than registered securities issued in global form (which may be of any denomination), will be issuable in denominations of $1,000 and any integral multiple thereof, and the bearer securities of that series, other than bearer securities issued in global form (which may be of any denomination), will be issuable in a denomination of $5,000, unless otherwise provided in the applicable prospectus supplement. The prospectus supplement relating to a series of debt securities denominated in any currency other than United States dollars or a composite currency will specify the denominations thereof.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that is below market rates at the time of issuance. One or more series of debt securities may be floating rate debt securities which are exchangeable for fixed rate debt securities. We may describe certain federal income tax consequences and special considerations, if any, applicable to each series of debt securities in the prospectus supplement relating thereto.

Unless otherwise indicated in the applicable prospectus supplement, interest, if any, on any registered security which is payable, and is punctually paid or duly provided for, on any interest payment date will be paid to the person in whose name that security is registered at the close of business on the regular record date for such interest at our office or agency maintained for such purpose as set forth in the indenture; provided, however, that we may, at our option, pay each installment of interest, if any, on any registered security by (i) mailing a check for that interest installment, payable to or upon the written order of the person entitled thereto as set forth in the indenture, to the address of that person as it appears on the Security Register (as defined in the indenture) or (ii) transferring an amount equal to that interest installment to an account located in the United States maintained by the payee.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

•  default in the payment of any interest on any debt security of that series, when it becomes due and payable, and continuance of such default for a period of 30 days;

•  default in the payment of, the principal of, or premium, if any, on any debt security of that series when due at its maturity or upon acceleration;

•  default in the deposit of any sinking fund payment, when and as due by the terms of the debt securities of that series and the indenture;

•  default in the performance, or breach, of any covenant or agreement by us in the indenture which affects or is applicable to debt securities of such series (other than a default in the performance, or breach of a covenant or agreement that is specifically dealt with elsewhere in the indenture), and the continuation of that default or breach for a period of 60 days after the trustee has given us, or after Holders of at least 25% in aggregate principal amount of all outstanding securities of that series have given us and the trustee, written notice thereof;

•  certain events relating to our bankruptcy, insolvency or reorganization; and

•  any other event of default provided with respect to debt securities of that series.

No event of default with respect to a particular series of debt securities issued under the indenture necessarily constitutes an event of default with respect to any other series of debt securities issued thereunder. Any modifications to the foregoing events of default will be described in any prospectus supplement.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the Holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of all those debt securities (or, in the case of original issue discount securities or indexed securities, the portion of the principal amount thereof as may be specified in the terms thereof) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal of all those debt securities (or, in the case of original issue discount securities or indexed securities, that portion of the principal amount thereof as may be specified in the terms thereof) will be due and payable immediately, without any declaration or other act on the part of the trustee or any Holder. In certain cases, Holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of Holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture provides that the trustee will not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the indenture. The indenture provides that no Holder may institute any proceedings, judicial or otherwise, to enforce the indenture except in the case of failure of the trustee thereunder to act for 60 days after it has received a request to enforce the indenture by Holders of at least 25% in aggregate principal amount of the then outstanding debt securities of that series (in the case of an event of default specified in the first, second, third, fourth or sixth bullets above) or a request to enforce the indenture by Holders of at least 25% in aggregate principal amount of all of the debt securities then outstanding (in the case of an event of default specified in the fifth bullet above), and an offer of reasonable indemnity. This provision will not prevent any Holder from enforcing payment of principal thereof, and premium, if any, on and interest, if any, thereon at the respective due dates.

Holders of a majority in aggregate principal amount of the debt securities of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on it with respect to debt securities of that series. The trustee may, however, refuse to follow any direction that it determines may not lawfully be taken or would be illegal or in conflict with the indenture or involve it in personal liability or which would be unjustly prejudicial to Holders not joining in that proceeding.

The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series of debt securities, give to Holders of debt securities of that series notice of such default if that default has not been cured or waived. Except in the case of a default in the payment of principal of, or premium, if any, on or interest on, or in the payment of any sinking fund installment in respect of, any debt securities of that series, the trustee will be protected in withholding the notice if it determines in good faith that the withholding of the notice is in the interest of Holders of the debt securities of such series.

We will be required to file annually with the trustee an officers’ certificate as to compliance with all conditions and covenants under the terms of the indenture.

Modification and Waiver

Modifications of and amendments to the indenture may be made by us and the trustee with the consent of Holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture that is affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding debt security affected thereby:

•  change the Stated Maturity (as defined in the indenture) of the principal of, or premium, if any, on or any installment of interest on any debt security of that series, or reduce the principal amount thereof, or premium, if any, on or the rate of interest, if any, thereon, or change any of our obligations to pay Additional Amounts (except as contemplated or permitted by the indenture), or reduce the amount of principal of an Original Issue Discount Security (as defined in the indenture) of that series that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or adversely affect any right of repayment at the option of any Holder of any debt security of such series, or change any place of payment where, or the currency in which, any debt security of that series or premium, if any, on or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the redemption date or repayment date, as the case may be), or adversely affect any right to convert or exchange any debt security;

•  reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose Holders is required for any supplemental indenture, for any waiver of compliance with certain provisions of the indenture or certain defaults applicable to that series thereunder and their consequences provided for in the indenture, or reduce the quorum or voting with respect to debt securities of that series; or

•  modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the indenture which affect that series cannot be modified or waived without the consent of the Holder of each outstanding debt security affected thereby.

We may, with respect to any series of debt securities, omit to comply with certain restrictive provisions of the indenture if Holders of at least a majority in principal amount of all outstanding debt securities affected waive compliance. No such waiver will extend to or affect any term, provision or condition except to the extent so expressly waived, and, until the waiver becomes effective, our obligations and the duties of the trustee to Holders of debt securities of that series in respect of the applicable term, provision or condition will remain in full force and effect.

Holders of a majority in principal amount of the outstanding debt securities of each series (in the case of an event of default specified in the first, second, third, fourth or sixth bullets under “Events of Default,” above) or the Holders of a majority in principal amount of all of the debt securities then outstanding (in the case of an event of default specified in the fifth bullet under “Events of Default,” above) may, on behalf of all those Holders, waive any past default under the indenture with respect to debt securities of that series except a default in the payment of the principal of, or premium, if any, on or interest, if any, on any such debt security and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the Holder of each outstanding debt security affected.

Merger, Consolidation, or Sale of Assets

We will not consolidate with or merge with or into any other corporation or transfer all or substantially all of our property and assets as an entirety to any person, unless:

•  either we will be the continuing person, or the person (if other than us) formed by the consolidation or into which we are merged or to which all or substantially all of our properties and assets are transferred is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia which expressly assumes all of our obligations under each series of debt securities and the indenture with respect to each such series;

•  immediately before and immediately after giving effect to that transaction, no event of default and no event which, after notice or passage of time or both, would become an event of default has occurred and is continuing. Notwithstanding this limitation, any of our Subsidiaries (as defined in the indenture) may consolidate with, merge with or into or transfer all or part of its properties and assets to us or any other Subsidiary or Subsidiaries; and

•  we have delivered to the trustee an officer’s certificate and an opinion of counsel each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture complies with the indenture and that all conditions precedent therein provided for relating to the transaction have been complied with.

Limitation on Liens

The indenture will provide that with respect to each series of senior debt securities, unless otherwise set forth in the related prospectus supplement, we will not, and will not permit any of our Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (as defined in the indenture) upon any of our property, assets or revenues, whether now owned or hereafter acquired, except for:

•  Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on our or our Subsidiaries’ books, as the case may be, in conformity with accounting principles generally accepted in the United States;

•  carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

•  pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

•  deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

•  easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of our business or any of our Subsidiaries;

•  Liens in existence on the date of the first issuance by us of senior debt securities issued pursuant to the indenture; provided that no such Lien is spread to cover any additional property after such date and that the amount of debt secured thereby is not increased;

•  Liens securing our debt and that of our Subsidiaries incurred to finance the acquisition of fixed or capital assets; provided that (A) such Liens will be created substantially simultaneously with the acquisition of such fixed or capital assets, (B) such Liens do not at any time encumber any property other than the property financed by such debt and (C) the amount of debt secured thereby is not increased;

•  Liens on the property or assets of a corporation that becomes a Subsidiary after the date hereof; provided that (A) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (B) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary, and (C) the amount of debt secured thereby is not increased;

•  Liens pursuant to any Receivables Transaction (as defined in the indenture) in an aggregate principal amount not exceeding 20% of our Consolidated Tangible Assets (as defined in the indenture); and

•  Liens (not otherwise permitted hereunder) (A) which secure obligations not exceeding the greater of (1) $100.0 million or (2) 20% of our Consolidated Net Worth (as defined in the indenture), in each case in aggregate amount at any time outstanding, or (B) with respect to which we effectively provide that the senior debt securities outstanding under the indenture are secured equally and ratably with (or, at our option, prior to) the debt secured by such Lien.

Defeasance

If so specified in the prospectus supplement with respect to debt securities of any series, we at our option:

•  will be discharged from any and all obligations in respect of the debt securities of that series (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies, and hold money for payment in trust); or

•  will not be subject to certain specified covenants with respect to the debt securities of that series as set forth in the related prospectus supplement,

in each case if we deposit with the trustee, in trust, money or Government Obligations (as defined in the indenture) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, the outstanding debt securities of that series on the dates such payments are due in accordance with the terms of such debt securities.

To exercise any such option, we are required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the Holders of the debt securities of that series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to the first bullet above, either a ruling to such effect received from or published by the United States Internal Revenue Service or an opinion that there has been a change in applicable federal income tax law to such effect. We are required to deliver to the trustee an officer’s certificate stating that no event of default with respect to the debt securities of that series has occurred and is continuing.

Conversion Rights and Exchange Rights

The terms and conditions, if any, upon which any of the debt securities are convertible into or exchangeable for common stock or other of our securities or property will be set forth in the applicable prospectus supplement. Those terms will include the conversion or exchange price (or manner of calculation thereof), the exchange or conversion period, provisions as to whether conversion or exchange is mandatory (at the option of the Holder or at our option), and may include provisions pursuant to which the number of shares, or other of our securities or property to be received by the Holders would be calculated. The conversion or exchange price of any debt securities of any series that is convertible into our common stock, preferred stock or depositary shares may be adjusted for any stock dividends, stock splits, reclassifications, combinations or similar transactions, as set forth in the applicable prospectus supplement.

Subordination

Certain provisions of the indenture relating to the subordination of the subordinated debt securities are summarized below. The extent to which a particular series of subordinated debt securities is subordinated to other of our indebtedness will be set forth in the prospectus supplement for that series and the indenture may be modified by a supplemental indenture to reflect those subordination provisions. The particular terms of subordination of an issue of subordinated debt securities may supersede the general provisions of the indenture summarized below.

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, payment of the principal of, premium, if any, on and interest, if any, on the subordinated debt securities will be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all senior indebtedness, but our obligation to make payment of the principal of and premium, if any, on and interest, if any, on the subordinated debt securities will not otherwise be affected. Except as provided in a prospectus supplement and the related authorizing resolution and/or supplemental indenture, if any, no payment of principal or interest may be made on the subordinated debt securities at any time if a default on senior indebtedness exists that permits the holders of such senior indebtedness to accelerate its maturity and the default is the subject of judicial proceedings or we have received notice of such default. The authorizing resolution and/or supplemental indenture may also provide that subordinated debt securities issued thereunder are subordinated and junior in right of payment to the prior payment in full of future senior subordinated debt securities, if any. After all senior indebtedness is paid in full and until the subordinated debt securities are paid in full, Holders of the subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to the extent that distributions otherwise payable to such Holders have been applied to the payment of senior indebtedness. By reason of such subordination, in the event of any distribution of assets upon our insolvency, certain of our general creditors may recover more, ratably, than holders of subordinated debt securities.

Global Securities

If so specified in any prospectus supplement, debt securities of any series may be issued under a book-entry system in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary, which will be The Depository Trust Company, New York, New York, or the Depositary. Global securities will be registered in the name of the Depositary or its nominee.

The Depositary has advised us that it is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of which (and/or their representatives) own the Depositary. Access to the Depositary’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be transferred except as a whole by the Depositary for such global security to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of that successor.

The specific terms of the Depositary arrangement with respect to any debt securities of a series will be described in the relevant prospectus supplement. We anticipate that the following provisions will apply to all Depositary arrangements.

Upon the issuance of a global security, the Depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by that global security to the participants’ accounts. The accounts to be credited will be designated by the underwriters or agents with respect to the debt securities or by us if the debt securities are offered and sold directly by us.

Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of a participant’s interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for that global security. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by participants or persons that hold interests through participants. The laws of some states require that some purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

So long as the Depositary or its nominee is the registered owner of a global security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of that series in definitive form and will not be considered the owners or holders thereof under the indenture.

Principal, premium, if any, on and any interest payments on debt securities registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of a global security representing the debt securities. None of us, the trustee, any paying agent or the security registrar for any debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or securities for the debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the Depositary, upon receipt of any payment of principal, premium or interest, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security or securities for the debt securities as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in a global security or securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

A global security representing all but not part of an offering of debt securities will be exchangeable for debt securities in definitive form of like tenor and terms if:

•  the Depositary notifies us that it is unwilling or unable to continue as depositary for the global security or if at any time the Depositary is no longer eligible to be in good standing as a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary within 90 days after we receive notice or become aware of the ineligibility; or

•  we at any time determine not to have all of the debt securities represented in an offering by a global security and notify the trustee to this effect.

Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security may, on terms acceptable to us, receive debt securities in definitive form. In that instance, an owner of a beneficial interest in a global security will be entitled to have debt securities of the series represented by that global security equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of those debt securities in definitive form.

The Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any Affiliate (as defined in the indenture); provided, however, that if the trustee acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate that conflict or resign.

No Personal Liability of Officers, Directors, Employees or Stockholders

None of our directors, officers, employees or stockholders, as such, or any of our Affiliates will have any personal liability in respect of our obligations under the indenture or the debt securities by reason of his, her or its status as such.

Applicable Law

The indenture is, and any debt securities offered hereby will be, governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

The following description of the terms of the preferred stock sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. Particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to any series of preferred stock so offered will be described in the prospectus supplement relating to that preferred stock. This description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law, the provisions of the Second Restated Certificate of Incorporation of the Company as amended, also referred to as the Charter, and the Certificate of Designation relating to a particular series of preferred stock which will be in the form filed or incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of that series of preferred stock.

General

Under our Charter and our by-laws, which are filed as exhibits to the registration statement of which this prospectus is a part, our board of directors is authorized without further shareholder action to adopt resolutions, by an affirmative vote of a majority of the board, providing for the issuance of up to 50,000,000 shares of preferred stock, par value $0.01 per share, in one or more series, and to fix by resolution any of the powers, designations, preferences and relative dividend participation, option or other rights thereof, including dividend rights, conversion rights, voting rights, redemption terms and liquidation preferences, and the number of shares constituting each such series. Preferred stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. As of the date of this prospectus, we had no shares of preferred stock outstanding.

The prospectus supplement relating to a particular series of preferred stock offered will describe the specific terms thereof, including, where applicable:

•  the title, designation, number of shares and stated value of the preferred stock;

•  the price at which the preferred stock will be issued;

•  the dividend rates, if any (or method of calculation), whether that rate is fixed or variable or both, and the dates on which dividends will be payable, whether those dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to cumulate;

•  the dates on which the preferred stock will be subject to redemption and the applicable redemption prices;

•  any redemption or sinking fund provisions;

•  the convertibility or exchangeability of the preferred stock;

•  if other than United States dollars, the currency or currencies (including composite currencies) in which the preferred stock is denominated and/or in which payments will or may be payable;

•  the method by which amounts in respect of the preferred stock may be calculated and any commodities, currencies or indices, or the value, rate or price relevant to that calculation;

•  the place where dividends and other payments on the preferred stock are payable and the identity of the transfer agent, registrar and dividend disbursement agent for the preferred stock;

•  any listing of the preferred stock on any securities exchange; and

•  any additional dividend, liquidation, redemption, sinking fund, voting and other rights, preferences, privileges, limitations and restrictions.

The federal income tax consequences and special considerations applicable to any series of preferred stock will be generally described in the prospectus supplement related thereto.

Rank

Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank pari passu as to dividends and liquidation rights in all respects with each other series of preferred stock.

Dividends

Holders of preferred stock of each series will be entitled to receive cash dividends, when and as declared by our board of directors out of our assets legally available for payment, at those rates and on the dates as will be set forth in the prospectus supplement relating to that series of preferred stock. Each dividend will be payable to holders of record as they appear on our stock books on the record dates fixed by our board of directors or a duly authorized committee thereof. Different series of the preferred stock may be entitled to dividends at different rates or based upon different methods of determination. Those rates may be fixed or variable or both. Dividends on any series of the preferred stock may be cumulative or noncumulative as provided in the prospectus supplement relating thereto. Except as provided in the related prospectus supplement, no series of preferred stock will be entitled to participate in our earnings or assets.

Liquidation Rights

Unless otherwise stated in the related prospectus supplement, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive out of our assets available for distribution to shareholders, before any distribution of assets is made to holders of common stock or any other class of stock ranking junior to that series of preferred stock upon liquidation, liquidating distributions in an amount set forth in the prospectus supplement related to that series of preferred stock, plus an amount equal to all accrued and unpaid dividends up to the date fixed for distribution for the current dividend period and, if that series of the preferred stock is cumulative, for all dividend periods prior thereto, all as set forth in the prospectus supplement with respect to that series of preferred stock. If, upon our voluntary or involuntary liquidation, dissolution or winding up, amounts payable with respect to a series of preferred stock and any other shares of our capital stock ranking pari passu as to any distribution with that series of preferred stock are not paid in full, holders of that series of preferred stock and of such other shares will share ratably in any distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment in full of the liquidating distribution to which they are entitled, holders of preferred stock will not be entitled to any further participation in any distribution of our assets.

Neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, our consolidation or merger with or into any other corporation, nor the merger or consolidation of any other corporation into or with us, will be deemed to be a liquidation, dissolution or winding up of us.

Redemption and Sinking Fund

The terms, if any, on which shares of a series of preferred stock may be subject to optional or mandatory redemption, in whole or in part, or may have the benefit of a sinking fund, will be set forth in the prospectus supplement relating to that series.

Voting Rights

The voting rights attaching to any series of preferred stock will be described in the applicable prospectus supplement.

Conversion and Exchange Rights

The terms, if any, on which shares of any series of preferred stock are convertible or exchangeable will be set forth in the prospectus supplement relating thereto. The prospectus supplement will describe the securities or rights into which the shares of preferred stock are convertible or exchangeable (which may include other preferred stock, debt securities, depositary shares, common stock or other of our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or a combination of the foregoing), and the terms and conditions upon which those conversions or exchanges will be effected including the initial conversion or exchange prices or rules, the conversion or exchange period and any other related provisions. Those terms may include provisions for conversion or exchange, the exchange or conversion period, provisions as to whether the conversion or exchange is mandatory, at the option of the holder, or at our option, and may include provisions pursuant to which the consideration to be received by holders of that series of preferred stock would be calculated as of a time and in the manner stated in the prospectus supplement.

Transfer Agent and Registrar

The transfer agent, registrar and dividend disbursement agent for each series of preferred stock will be designated in the related prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the terms of the depositary shares sets forth certain general terms and provisions of depositary shares to which any prospectus supplement may relate. Particular terms of the depositary shares offered by any prospectus supplement, and the related deposit agreement and depositary receipt, and the extent, if any, to which such general provisions may apply to that deposit agreement, depositary shares and depositary receipt, will be described in the prospectus supplement relating to those depositary shares. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the applicable deposit agreement, which will be in the form filed or incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of those depositary shares, as well as our Charter or any certificate of designation describing the applicable series of preferred stock.

General

We may, at our option, elect to offer fractional interests in shares of a series of preferred stock as depositary shares, rather than full shares of preferred stock. In such event, we will issue depositary receipts for those depositary shares, each of which will represent a fraction of a share of a particular class or series of preferred stock, as described in the related prospectus supplement.

Shares of any series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement, between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50 million. We refer to this entity as a Preferred Stock Depositary. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the Preferred Stock Depositary with respect to those depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all of the rights, preferences and privileges of the preferred stock represented thereby (including dividend, voting, conversion, exchange, redemption, and liquidation rights, if any).

Depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interests in shares of preferred stock as described in the applicable prospectus supplement.

Dividends and Other Distributions

The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of a series of preferred stock to the record holders of depositary receipts relating to that preferred stock in proportion, insofar as possible, to the number of the depositary receipts owned by those holders on the relevant record date (subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Stock Depositary). The Preferred Stock Depositary will distribute only such amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and the balance not so distributed will be held by the Preferred Stock Depositary and added to and treated as part of the next sum received by such Preferred Stock Depositary for distribution to record holders of depositary shares then outstanding.

In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of depositary shares entitled thereto, in proportion to the number of such depositary shares owned by those holders, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with our approval, adopt a method it deems equitable and practicable to effect the distribution, including the public or private sale of such property and distribution of the net proceeds therefrom to holders of depositary shares.

The amount so distributed to record holders of depositary receipts in any of the foregoing cases will be reduced by any amount required to be withheld by us or the Preferred Stock Depositary on account of taxes.

The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the preferred stock will be made available to holders of depositary shares.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from redemption, in whole or in part, of such class or series of preferred stock held by the Preferred Stock Depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and other amounts per share, if any, payable in respect of such class or series of preferred stock. Whenever we redeem preferred stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined to be equitable by the Preferred Stock Depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares with respect to those depositary shares will cease, except the right to receive the redemption price upon that redemption. Any funds deposited by us with the Preferred Stock Depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date those funds are so deposited.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of a class or series of preferred stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in the notice of meeting to record holders of the depositary receipts evidencing the depositary shares of such class or series of preferred stock. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the related class or series of preferred stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder’s depositary shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by those depositary shares in accordance with the instructions, and we will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting the preferred stock to the extent it does not receive specific instructions from the holder of depositary shares representing those shares of preferred stock. The Preferred Stock Depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is taken in good faith and does not result from the negligence or willful misconduct of the Preferred Stock Depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of related preferred stock as set forth in the related prospectus supplement.

Conversion and Exchange of Preferred Stock

If any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange, as set forth in the applicable prospectus supplement relating thereto, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by those depositary receipts pursuant to the terms thereof.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by agreement between us and the Preferred Stock Depositary. However, amendments, if any, which materially and adversely alter the rights of holders of depositary receipts or that would be materially and adversely inconsistent with the rights of holders of the underlying preferred stock, will be ineffective unless the amendment has been approved by holders of at least a majority of the depositary shares then outstanding under the deposit agreement. Every holder of outstanding depositary receipts at the time the amendment, if any, becomes effective will be deemed, by continuing to hold its depositary receipts, to consent to the amendment and to be bound by the applicable deposit agreement as amended thereby.

We may terminate a deposit agreement upon not less than 30 days’ prior written notice to the Preferred Stock Depositary if a majority of each class or series of preferred stock subject to the deposit agreement consents to its termination, whereupon the Preferred Stock Depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by those depositary receipts, together with any other property held by the Preferred Stock Depositary with respect to those depositary receipts. Additionally, a deposit agreement will automatically terminate if:

•  all outstanding depositary shares related thereto have been redeemed;

•  there has been a final distribution in respect of the preferred stock underlying those depositary shares in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts; or

•  each share of related preferred stock has been converted into our capital stock not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay the Preferred Stock Depositary’s fees and charges in connection with the initial deposit of the preferred stock and initial issuance of depositary receipts and any redemption or conversion of the preferred stock. Holders of depositary receipts will pay all other transfer and other taxes, governmental charges and fees and charges of the Preferred Stock Depositary that are not expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

A Preferred Stock Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove any Preferred Stock Depositary. Any such resignation or removal will take effect upon the appointment of a successor Preferred Stock Depositary and that successor Preferred Stock Depositary’s acceptance of the appointment. The successor Preferred Stock Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Miscellaneous

The Preferred Stock Depositary will forward all reports and communications which we deliver to the Preferred Stock Depositary and which we are required or otherwise determine to furnish to holders of the preferred stock.

Neither we nor any Preferred Stock Depositary will be liable if we are or it is prevented or delayed by law or any circumstance beyond our or its control in performing our or its obligations under a deposit agreement. Our obligations and the obligations of any Preferred Stock Depositary under a deposit agreement will be limited to performing in good faith our and its respective duties thereunder (in the case of any action or inaction in the voting of a class or series of preferred stock represented by the depositary shares), gross negligence or willful misconduct excepted. We and any Preferred Stock Depositary will not be obligated under the deposit agreement to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of any preferred stock represented thereby unless satisfactory indemnity is furnished. We and the Preferred Stock Depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed and presented by the proper party or parties.

DESCRIPTION OF COMMON STOCK

The following description of the terms of the common stock sets forth certain general provisions of the common stock as contained in our Charter and by-laws and is qualified in its entirety by reference to Delaware law and our Charter and by-laws in their entirety.

General

We are currently authorized to issue up to 1,200,000,000 shares of common stock, par value $0.01 per share. As of February 28, 2006, there were 821,652,205 shares of our common stock outstanding. All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is listed on the NYSE under the symbol “BSX.”

Holders of our common stock have no preemptive, subscription, redemption or conversion rights and the common stock is not subject to redemption. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of any series of preferred stock, whether currently outstanding or designated and issued in the future. See “Description of Preferred Stock.”

Dividends

Subject to the preferences of holders of preferred stock, holders of common stock are entitled to dividends and other distributions when, as and if declared by our board of directors out of funds legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

Voting Rights

Except as otherwise provided by law or by the designation of the preferences, limitations and relative rights of any series of preferred stock, the voting power with respect to us is held by holders of our common stock. Each holder of common stock is entitled to one vote for each share held. Holders of common stock are not entitled to cumulative voting rights and, therefore, holders of a plurality of shares voting in the election of directors may elect the entire class of our board of directors standing for election at a shareholders’ meeting at which a quorum is present.

Liquidation and Dissolution

Except as otherwise provided by the certificate of designation and limitations and relative rights of any series of preferred stock, in the event of any of our liquidation, dissolution, or winding up, whether voluntary or involuntary, after payment of all our liabilities and obligations and after payment has been made to holders of each series of preferred stock of the full amount to which they are entitled, holders of shares of common stock will be entitled to share, ratably according to the number of shares of common stock held by them, in all remaining assets available for distribution to holders of the common stock.

Certain Provisions of Delaware Law, the Charter and the By-laws

Business Combinations with Interested Stockholders.   We are subject to the provisions of the Delaware General Corporate Law, or the DGCL. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, consolidations, assets sales, and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates owns, or within three years did own, 15% or more of the corporation’s voting stock.

Liability of Directors and Officers.   As permitted by the DGCL, our Charter provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except in certain circumstances involving wrongful acts, such as the breach of a director’s duty of loyalty, acts or omissions which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derives an improper personal benefit. Our directors are also subject to liability under Section 174 of the DGCL, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions if the unlawful conduct is willful or results from negligence.

Under our Charter and by-laws (and in accordance with Section 145 of the DGCL), we will indemnify to the fullest extent permitted by the DGCL any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding. These include civil, criminal, administrative, investigative or other proceedings by reason of the fact that the person is or was one of our directors, officers or employees, or is or was serving in that capacity or as an agent at our request for another entity. Our indemnity covers expenses, judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred in connection with the defense or settlement of an action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful. We will indemnify a person in a derivative action under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to us in performance of his or her duty. Derivative actions are actions by us or in our right to procure a judgment in our favor. Our agents may be similarly indemnified at the discretion of our board of directors. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements provide rights of indemnification substantially similar to and in certain respects broader than those provided by the Charter and by-laws.

Classified Board of Directors; Removal; Vacancies.   Our Charter and by-laws provide that the board of directors be divided into three classes of directors as nearly equal in size as possible, with staggered three year terms, so that one of the three classes of the directors will be elected at each annual meeting of our stockholders. Our Charter provides that vacancies on the board of directors may only be filled by a majority of the board of directors then in office and further provides that directors may only be removed by the affirmative vote of holders of at least 80% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors. The provisions of our Charter and by-laws that govern the number, election, classification and terms of the board of directors may not be amended without the affirmative vote of at least 80% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors.

Meetings of Stockholders.   Our Charter provides that stockholder action can only be taken at an annual or special meeting of stockholders and that the business permitted to be conducted at any meeting of stockholders is limited to the business brought before the meeting by the Chairman of the board of directors or our President or at the request of a majority of the members of the board of directors. Our Charter and by-laws provide that special meetings of stockholders can be called only by the Chairman of the board of directors or pursuant to a resolution approved by a majority of the total number of directors which we would have if there were no vacancies on the board of directors. Stockholders are not permitted to call a special meeting or to require that the board of directors call a special meeting of stockholders.

Stockholder Nomination of Directors.   Our by-laws contain a procedure for stockholder nomination of directors. The by-laws provide that any record owner of stock entitled to vote generally in the election of directors may nominate one or more persons for election as a director at a stockholders meeting only if written notice is given to our secretary of the intent to make a nomination. Each notice must include:

•  the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

•  a representation that the stockholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons to be nominated;

•  a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming them) pursuant to which the nomination is to be made by the stockholder;

•  other information regarding each nominee proposed as would have been included in a proxy statement filed pursuant to Rule 14a-8 under the Exchange Act; and

•  the consent of each nominee to serve as director if elected.

The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with this procedure.

The procedure for stockholder nomination of directors described above may have the effect of precluding a nomination for election of directors at a particular meeting if the required procedure is not followed.

Stock Repurchases; Change of Control.   Our Charter prohibits us, with certain exceptions, from purchasing any shares of our stock from any person, entity or group that beneficially owns 5% or more of our voting stock at an above-market price, unless a majority of our disinterested stockholders approve the transaction. In addition, our Charter empowers the board of directors, when considering a tender offer or merger or acquisition proposal, to take into account factors in addition to potential economic benefits to stockholders and to consider constituencies other than stockholders.

Amendment of Charter and By-Laws.   The DGCL provides generally that the vote of a majority of shares entitled to vote is required to act on most matters and to amend a corporation’s certificate of incorporation. Our Charter and by-laws contain provisions requiring the affirmative vote of the holders of at least 80% of the voting stock, voting together as a single class, to amend certain provisions of the Charter and our by-laws, including certain of the foregoing provisions. Such a supermajority vote would be in addition to any separate class vote that might in the future be required with respect to shares of preferred stock then outstanding.

Miscellaneous.   The foregoing and other provisions of Delaware law and the Charter and our by-laws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise. These provisions may have the effect of delaying, deferring or preventing a change in control of our company, may discourage bids for the common stock at a premium over the market price of the common stock and may adversely affect the market price of the common stock.

Transfer Agent

The transfer agent and registrar for our common stock is Mellon Investor Services LLC.

DESCRIPTION OF WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. Particular terms of the warrants offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the prospectus supplement relating thereto. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement relating to each series of warrants, which will be in the form filed or incorporated by reference in the registration statement at or prior to the time of the issuance of such series of warrants.

General

We may issue warrants to purchase debt securities, preferred stock, depositary shares, common stock or any combination thereof, which we refer to as, collectively, the Underlying Warrant Securities. The warrants may be issued independently or together with any series of Underlying Warrant Securities and may be attached or separate from the Underlying Warrant Securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including the following:

•  the title of the warrants;

•  the aggregate number of warrants;

•  the price or prices at which the warrants will be issued;

•  the currency or currencies in which the price of the warrants may be payable;

•  the designation and terms of the Underlying Warrant Securities purchasable upon exercise of the warrants and the number of such Underlying Warrant Securities issuable upon exercise of the warrants;

•  the price at which and the currency or currencies, including composite currencies, in which the Underlying Warrant Securities purchasable upon exercise of the warrants may be purchased;

•  the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•  whether the warrants will be issued in registered form or bearer form;

•  if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•  if applicable, the designation and terms of the Underlying Warrant Securities with which the warrants are issued and the number of the warrants issued with each Underlying Warrant Security;

•  if applicable, the date on and after which the warrants and the related Underlying Warrant Securities will be separately transferable;

•  information with respect to book-entry procedures, if any;

•  if applicable, a discussion of certain United States federal income tax considerations; and

•  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Amendments and Supplements to Warrant Agreement

The warrant agreement for a series of warrants may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

The following description of the terms of the stock purchase contracts and stock purchase units sets forth certain general terms and provisions of the stock purchase contracts and/or stock purchase units to which any prospectus supplement may relate. Particular terms of the stock purchase contracts and/or stock purchase units offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the stock purchase contracts and/or stock purchase units so offered will be described in the prospectus supplement relating to the stock purchase contracts and/or stock purchase units.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events. The stock purchase contracts may be issued separately or as a part of units, which we refer to as stock purchase units, consisting of a stock purchase contract and debt securities or debt obligations of third parties, including United States Treasury securities, in each case securing holders’ obligations to purchase common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

Each applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

We may sell our securities, and any selling stockholder may sell shares of our common stock, in any one or more of the following ways from time to time:  (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us or any selling stockholders to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any selling stockholders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Additionally, because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling stockholders may be subject to the prospectus delivery requirements of the Securities Act.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or any selling stockholder or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities, and any selling stockholder will sell shares of our common stock to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. In addition, any selling stockholder may sell shares of our common stock in ordinary brokerage transactions or in transactions in which a broker solicits purchases.

Offers to purchase securities may be solicited directly by us or any selling stockholder and the sale thereof may be made by us or any selling stockholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Any selling stockholders may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule,

Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

If so indicated in the applicable prospectus supplement, we or any selling stockholder may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or any selling stockholder at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling stockholder to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by any selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders.

We or any selling stockholder may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We or any selling stockholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into or exchangeable for or represents beneficial interests in such securities, or the return of which is derived in whole or in part from the value of such securities. If so, the third party may use securities received under those sale, forward sale or derivative arrangements or securities pledged by us or any selling stockholder or borrowed from us, any selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling stockholder in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Additionally, any selling stockholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with such selling stockholder. Any selling stockholder also may sell shares short and redeliver shares to close out such short positions. Any selling stockholder may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. Any selling stockholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling stockholder’s securities or in connection with the offering of other securities not covered by this prospectus.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling stockholder. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by us or any selling stockholder may arrange for other broker-dealers to participate in the resales.

Each series of securities will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for us or any selling stockholder and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Shearman & Sterling LLP, New York, New York. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2005, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

BOSTON SCIENTIFIC CORPORATION

Senior Debt Securities
Subordinated Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units

PROSPECTUS